EXHIBIT 5.1



                                                            April 27, 1999


Prime Retail, Inc.
100 East Pratt Street
Nineteenth Floor
Baltimore, Maryland 21202

         Re:      Registration Statement on Form S-8 of Prime
                  Retail, Inc. (the "Registration Statement")

Ladies and Gentlemen:

     We have acted as special counsel for Prime Retail, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-8 of the offer and sale of (i) up to 1,185,000 shares (the "Prior Incentive Option Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), issuable upon exercise of certain stock options ("Prior Incentive Options") that have been or may be issued pursuant to the Prime Retail, Inc. 1994 Stock Incentive Plan and 1995 Stock Incentive Plan (collectively, the "Prior Plans"), (ii) an additional 30,000 shares of Common Stock (the "Consulting Option Shares") issuable upon exercise of certain stock options (the "Consulting Options") that have been issued pursuant to that certain Consulting Agreement dated July 3, 1996 (the "Consulting Agreement") between Prime Retail, L.P. and Marvin Traub Associates, Inc., (iii) up to 3,100,000 shares (the "Incentive Plan Shares") of the Company's Common Stock, issuable pursuant to, or upon exercise of certain stock options ("Incentive Options") that have been or may be issued pursuant to, the Prime Retail, Inc. 1998 Long-Term Stock Incentive Plan (the "Incentive Plan") and (iv) up to 285,000 shares (the "Director Option Shares" and together with the Prior Incentive Option Shares, the Consulting Option Shares, and the Incentive Plan Shares, the "Shares") of the Company's Common Stock, issuable upon exercise of certain stock options ("Director Options" and together with the Prior Incentive Options, the Consulting Options and the Incentive Options, the "Options") that have been or may be issued pursuant to the Prime Retail, Inc. 1998 Nonemployee Director Stock Plan (the "Director Plan" together with the Prior Plans and the Incentive Plan, the "Plans").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
(i) the  Registration  Statement,  as filed  with the  Securities  and  Exchange
Commission (the "Commission") under the Act; (ii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-Laws of the Company, as currently in effect; (iv) the Plans and the Consulting Agreement; and (v) resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares pursuant to the Plans and the Consulting Agreement and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Board of Directors of the Company, or a duly authorized committee thereof, will have approved the issuance of each Option prior to the issuance thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that all Shares (i) issued pursuant to the Incentive Plan and (ii) issued pursuant to the Options will be, upon payment of the specified exercise price therefor, legally issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                                              Very truly yours,

                                                           /s/ Winston & Strawn
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